Exhibit 99.1

Item 6.	Selected Historical Financial Data
The summary consolidated historical balance sheets and operating data of Altice USA as of December 31, 2017 and 2016 and for the years ended December 31, 2017 and 2016 presented below have been derived from the audited consolidated financial statements of Altice USA included elsewhere herein. The operating data of Altice USA for the year ended December 31, 2016 include the operating results of Cequel for the year ended December 31, 2016 and the operating results of Cablevision for the period from the date of acquisition, June 21, 2016, through December 31, 2016. The balance sheet data of Altice USA as of December 31, 2017 and operating data for the year ended December 31, 2017 also give effect to the ATS acquisition.
The summary consolidated historical balance sheet and operating data of Cablevision has been presented for the periods prior to the Cablevision Acquisition as Cablevision is deemed to be the predecessor entity. The summary consolidated historical operating data of Cablevision presented below have been derived from the audited consolidated financial statements of Cablevision.
The selected historical results presented below are not necessarily indicative of the results to be expected for any future period. This information should be read in conjunction with the audited consolidated financial statements of Altice USA and the notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Altice USA.

	Altice USA		Cablevision (a)
			January 1, 2016 to June 20, 2016 (e)
	Years ended December 31,			Years Ended December 31,
	2017	2016		2015 (e)	2014 (e)	2013 (e)
		(dollars in thousands)
Revenue	$9,306,950	$6,017,212	$3,137,604	$6,545,545	$6,508,557	$6,287,383
Operating expenses	8,465,942	5,554,403	2,662,298	5,697,074	5,587,299	5,588,159
Operating income	841,008	462,809	475,306	848,471	921,258	699,224
Other income (expense):
Interest expense, net	(1,601,211)	(1,442,730)	(285,508)	(584,839)	(575,580)	(600,637)
Gain (loss) on investments, net	237,354	141,896	129,990	(30,208)	129,659	313,167
Gain (loss) on derivative contracts, net	(236,330)	(53,696)	(36,283)	104,927	(45,055)	(198,688)
Gain (loss) on interest rate swap contracts, net	5,482	(72,961)	—	—	—	—
Loss on extinguishment of debt and write-off of deferred financing costs	(600,240)	(127,649)	—	(1,735)	(10,120)	(22,542)
Other income (expense), net	(13,651)	1,186	4,855	6,045	4,988	2,436
Income (loss) from continuing operations before income taxes	(1,367,588)	(1,091,145)	288,360	342,661	425,150	192,960
Income tax benefit (expense) (b)	2,862,352	259,666	(124,848)	(154,872)	(115,768)	(65,635)
Income (loss) from continuing operations, net of income taxes	1,494,764	(831,479)	163,512	187,789	309,382	127,325
Income (loss) from discontinued operations, net of income taxes (c)	—	—	—	(12,541)	2,822	338,316
Net income (loss)	1,494,764	(831,479)	163,512	175,248	312,204	465,641
Net loss (income) attributable to noncontrolling interests	(1,587)	(551)	236	201	(765)	20
Net income (loss) attributable to Altice USA / Cablevision stockholders	$1,493,177	$(832,030)	$163,748	$175,449	$311,439	$465,661

INCOME (LOSS) PER SHARE:
Basic income (loss) per share attributable to Altice USA / Cablevision stockholders:
Income (loss) from continuing operations, net of income taxes	$2.15	$(1.28)	$0.60	$0.70	$1.17	$0.49
Income (loss) from discontinued operations, net of income taxes (c)	$—	$—	$—	$(0.05)	$0.01	$1.30
Net income (loss)	$2.15	$(1.28)	$0.60	$0.65	$1.18	$1.79
Basic weighted average common shares (in thousands)	696,055	649,525	272,035	269,388	264,623	260,763
Diluted income (loss) per share attributable to Altice USA / Cablevision stockholders:
Income (loss) from continuing operations, net of income taxes	$2.15	$(1.28)	$0.58	$0.68	$1.14	$0.48
Income (loss) from discontinued operations, net of income taxes (c)	$—	$—	$—	$(0.05)	$0.01	$1.27
Net income (loss)	$2.15	$(1.28)	$0.58	$0.63	$1.15	$1.75
Diluted weighted average common shares (in thousands)	696,055	649,525	280,199	276,339	270,703	265,935
Cash dividends declared per common share (d)	$1.29	$0.69	$—	$0.45	$0.60	$0.60
Amounts attributable to Altice USA / Cablevision stockholders:
Income (loss) from continuing operations, net of income taxes	$1,493,177	$(832,030)	$163,748	$187,990	$308,617	$127,345
Income (loss) from discontinued operations, net of income taxes (c)	—	—	—	(12,541)	2,822	338,316
Net income (loss)	$1,493,177	$(832,030)	$163,748	$175,449	$311,439	$465,661

(a)	Represents the operating results of Cablevision for the period prior to the Cablevision Acquisition (Predecessor periods).

(b)
Pursuant to the enactment of the Tax Reform on December 22, 2017, the Company recorded a noncash deferred tax benefit of $2,332,677 to remeasure the net deferred tax liability to adjust for the reduction in the corporate income tax rate from 35% to 21% which is effective on January 1, 2018.

(c)
Loss from discontinued operations for 2015 primarily reflects an expense related to the decision in a case relating to Rainbow Media Holdings LLC, a business whose operations were previously discontinued. Income from discontinued operations for 2014 resulted primarily from the settlement of a contingency related to Montana property taxes related to Bresnan Cable. Income from discontinued operations for 2013 primarily relates to (i) the operating results and related gain on the sale of Bresnan Cable of $259,692, (ii) the operating results and related loss on the sale of Clearview Cinemas of $(25,012), and (iii) the proceeds and costs related to the settlement of litigation with DISH Network, LLC of $103,636.

(d)
Represent distributions declared prior to the Company's IPO of $839,700 and $445,176 in 2017 and 2016, respectively, divided by the number of shares of common stock outstanding adjusted to reflect the retroactive impact of the organizational transactions, discussed in Note 1, that occurred prior to the IPO.

(e)
Amounts have not been adjusted to reflect the adoption of Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers and ASU No. 2017‑07 Compensation-Retirement Benefits (Topic 715).

Balance Sheet Data:
	Altice USA		Cablevision Systems Corporation
	December 31,
	2017	2016	2015 (a)	2014 (a)	2013 (a)
		(dollars in thousands)
Total assets	$34,812,082	$36,498,578	$6,800,174	$6,682,021	$6,500,967
Notes payable to affiliates and related parties	—	1,750,000	—	—	—
Credit facility debt	4,643,523	3,444,790	2,514,454	2,769,153	3,745,625
Collateralized indebtedness	1,349,474	1,286,069	1,191,324	986,183	817,950
Senior guaranteed notes	2,291,185	2,289,494	—	—	—
Senior notes and debentures	13,569,247	15,217,831	5,801,011	5,784,213	5,068,926
Notes payable	65,902	13,726	14,544	23,911	5,334
Capital leases and other obligations	21,980	28,155	45,966	46,412	31,290
Total debt (a)	21,941,311	24,030,065	9,567,299	9,609,872	9,669,125
Redeemable equity	231,290	68,147	—	8,676	9,294
Stockholders' equity (deficiency)	5,503,214	2,042,221	(4,911,316)	(5,041,469)	(5,284,330)
Noncontrolling interest	1,539	287	(268)	779	786
Total equity (deficiency)	5,504,753	2,042,508	(4,911,584)	(5,040,690)	(5,283,544)

(a)
Amounts have not been adjusted to reflect the adoption of Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers and ASU No. 2017‑07 Compensation-Retirement Benefits (Topic 715).

The following table sets forth certain customer metrics by segment (unaudited):

	Cablevision			Cequel
	December 31,			December 31,
	2017	2016	2015	2017	2016	2015
	(in thousands, except per customer amounts)
Homes passed (a)	5,164	5,116	5,076	3,457	3,407	3,352
Total customers relationships (b)(c)	3,156	3,141	3,115	1,750	1,751	1,712
Residential	2,893	2,879	2,858	1,642	1,649	1,618
SMB	263	262	258	109	102	94
Residential customers:
Pay TV	2,363	2,428	2,487	1,042	1,107	1,154
Broadband	2,670	2,619	2,562	1,376	1,344	1,276
Telephony	1,965	1,962	2,007	592	597	581
Residential triple product customers penetration (d)	64.2%	64.8%	67.6%	25.7%	25.5%	25.4%
Penetration of homes passed (e):	61.1%	61.4%	61.4%	50.6%	51.4%	51.1%
ARPU (f)	$155.39	$154.49	$150.61	$112.21	$109.30	$104.04

(a)
Represents the estimated number of single residence homes, apartments and condominium units passed by the cable distribution network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our cable distribution network. For Cequel, broadband services were not available to approximately 100 homes passed and telephony services were not available to approximately 500 homes passed.

(b)	Represents number of households/businesses that receive at least one of the Company's services.

(c)
Customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets. In calculating the number of customers, we count all customers other than inactive/disconnected customers. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per-view or other pay services. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing family unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.

(d)	Represents the number of customers that subscribe to three of our services divided by total residential customer relationships.

(e)	Represents the number of total customer relationships divided by homes passed.

(f)
Calculated by dividing the average monthly revenue for the respective quarter (fourth quarter for annual periods) presented derived from the sale of broadband, pay television and telephony services to residential customers for the respective quarter by the average number of total residential customers for the same period.

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